                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) Of The Securities
                    Exchange Act OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Corporate Express, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (4) Date Filed:

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Notes:

                                                                Preliminary Copy
                                                                ----------------
                            CORPORATE EXPRESS, INC.
                             One Environmental Way
                           Broomfield, Colorado 80021

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, JULY 17, 1997

To the Shareholders of Corporate Express, Inc.:

     The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Corporate Express, Inc., a Colorado corporation (the "Company"), will be held on Thursday, July 17, 1997, at 9:00 a.m. (local time), at the Boulderado Hotel, 2115 13th Street, Boulder, Colorado, for the following purposes:

1. to approve amendments to the Company's Articles of Amendment and Restatement (the "Articles of Incorporation") to provide for staggering of the terms of the directors of the Company; filling of vacant directorships; and the removal of directors only for cause;

2.  to elect directors of the Company;

3. to approve an amendment to the Corporate Express, Inc. 1994 Stock Option and Incentive Plan (the "1994 Plan") to increase the number of shares authorized for grant from 9,562,500 to 13,562,500; and

4. to transact such other business as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed the close of business on Friday, May 30, 1997, as the record date (the "Record Date") for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available, upon written request, for inspection during normal business hours by any shareholder of the Company prior to the Annual Meeting, for a proper purpose, at the Company's Broomfield, Colorado office. Only shareholders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended March 1, 1997, a Proxy Statement and a proxy card accompany this notice. These materials are first being sent to shareholders on or about June 23, 1997.

     Shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy card.

                                         By Order of the Board of Directors,


                                         Gary M. Jacobs
Broomfield, Colorado                     Secretary
June 23, 1997

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                PRELIMINARY COPY
                                                                ----------------

                            CORPORATE EXPRESS, INC.
                             One Environmental Way
                           Broomfield, Colorado 80021

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 17, 1997

     This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Corporate Express, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at its 1997 Annual Meeting of Shareholders to be held on Thursday, July 17, 1997, at 9:00 a.m. (local time), at the Boulderado Hotel, 2115 13th Street, Boulder, Colorado, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Shareholders (the "Annual Report") for the fiscal year ended March 1, 1997 ("fiscal 1996"), are being mailed to shareholders on or about June 23, 1997. The Annual Report is not to be considered a part of the Company's proxy solicitation materials.

                           PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders will be asked: (i) to approve amendments to the Company's Articles of Amendment and Restatement (the "Articles of Incorporation") to provide for staggering of the terms of the directors of the Company; filling of vacant directorships; and the removal of directors only for cause (Proposal 1); (ii) to elect five directors of the Company (Proposal
2); (iii) to approve an amendment to the Corporate Express, Inc. 1994 Stock Option and Incentive Plan (the "1994 Plan") to increase the number of shares authorized for grant from 9,562,500 to 13,562,500 (Proposal 3); and (iv) to transact such other business as may properly be brought before the Annual Meeting. The Board recommends a vote in favor of (i.e., "FOR") (a) the election of the five nominees for directors of the Company listed below and (b) the proposals set forth in (i) and (iii) above.

                            QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on Friday, May 30, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 127,113,436 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

     All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. Directors will be elected by a plurality of the votes cast. Approval of the amendments to the Articles of Incorporation, pursuant to the Colorado Business Corporation Act, requires the affirmative vote of the holders of a majority of the votes entitled to be cast. Approval of the amendment to the 1994 Plan requires that the votes in favor of the proposal exceed the votes against the proposal. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR") (i) the amendments to the
                                  ----
Articles of Incorporation as discussed in Proposal 1, (ii) the election of the five nominees for directors of the Company listed under Proposal 2, and (iii) the increase in the number of shares of Common Stock authorized under the 1994 Plan listed under Proposal 3. For purposes of Proposal 1 to amend the Articles of Incorporation, abstentions and broker non-votes will be counted as voted against the proposal. For purposes of Proposal 3 to amend the 1994 Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of a vote, although they will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by
(a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or
(c) submitting a duly executed proxy bearing a later date.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities. The Company has engaged the firm of Georgeson & Company, Inc. ("Georgeson") to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson a fee of approximately $6,500 plus expenses for its services. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                      PROPOSAL 1 - PROPOSED AMENDMENTS TO
                         THE ARTICLES OF INCORPORATION

     Although many state statutes permit provisions related to the classification of directors to be contained in the bylaws, under Colorado law such provisions must be contained in the Articles of Incorporation. Therefore, the Board of Directors has unanimously approved and recommends that the shareholders approve the following amendments to the Company's Articles of Incorporation which amend Article V of the Articles of Incorporation to provide for the staggering of the terms of the Company's directors, the filling of vacant directorships and the removal of directors only for cause (the "Proposed Amendments"). The Board of Directors believes that the Proposed Amendments will help ensure director continuity and will protect against rapid shifts in Board membership. They will help maintain each director's long-term involvement with and commitment to the Company and assist in assuring continuity in the management, affairs and business strategies of the Company.

     However, the Proposed Amendments may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. Other than the existence of authorized but undesignated shares of Preferred Stock which may be issued by the Board of Directors from time to time without the approval of shareholders and with rights and privileges which may adversely affect the voting power of the holders of Common Stock, there are presently no other provisions in the Company's Articles of Incorporation or Bylaws which would commonly be characterized as anti-takeover measures, and the Board of Directors has no present intention of proposing other anti-takeover measures in future proxy solicitations. The Proposed Amendments, if adopted, may not be amended except by the affirmative vote of the holders of a majority of the Company's outstanding Common Stock.
The description of the Proposed Amendments set forth below is qualified in its entirety by reference to the text of the Proposed Amendments as set forth in Exhibit A.

The Proposed Amendments

     The Articles of Incorporation provide that the number of directors shall be fixed by the Bylaws. The Bylaws currently provide for five directors. The Proposed Amendments provide that the Board of Directors will be divided into three classes, each class to be as nearly equal in number of directors as possible. If the Proposed Amendments are adopted by the shareholders at the 1997 Annual Meeting, one director will be elected for a term expiring at the 1998 Annual Meeting of Shareholders; two directors will be elected for a term expiring at the 1999 Annual Meeting of Shareholders; and two directors will be elected for a term expiring at the 2000 Annual Meeting of Shareholders; or, in each case, until their respective successors are duly elected and qualified. Starting with the 1998 Annual Meeting of Shareholders, one class of directors will be elected each year for a three-year term.

     The Proposed Amendments also provide that a majority of the remaining directors may fill a vacancy on the Board occurring during the course of the year, and the new director so elected will serve for the remainder of his or her predecessor's term. In the event that a new directorship is created due to an increase in the fixed number of directors, a majority of the directors in office may fill such newly-created directorship, and the new director so elected will serve for the same term as that of the other directors of the class of which he or she is elected to be a member.

     The Proposed Amendments also provide that directors may be removed only by shareholders holding at least a majority of the outstanding Common Stock acting at a meeting called for such purpose and only for cause. "Cause" for purposes of the Proposed Amendments shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (ii) the director whose removal is proposed has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duties to the Company in a matter of substantial importance to the Company, and such adjudication is no longer subject to a direct appeal or (iii) any other situation exists which seventy-five percent (75%) of the other directors agree constitutes cause for removal.

Reasons for the Proposed Amendments

     The Board of Directors believes that the Proposed Amendments, if approved, will help ensure continuity of experience which is desirable and is in the best interests of the Company and its shareholders generally. The Board of Directors has generally enjoyed continuity of membership in recent years, although individual directors have from time to time resigned for personal reasons and have been replaced. However, it should be noted that the Proposed Amendments would make a change in directors and management more difficult at each election of directors, even if this would be beneficial to shareholders generally, because the staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as is presently the case, to effect a change in majority control of the Board, and would prohibit removal of incumbent directors without cause by a holder of a large block of the Company's shares. If the Proposed Amendments are adopted, shareholders will elect directors to longer terms and the existing directors, if re-elected, would be the initial beneficiaries of the extended terms.

     The Proposed Amendments are consistent with Colorado corporate law, which authorizes the staggering of terms of a board of directors. Colorado corporate law also provides that a corporation's articles of incorporation may contain procedures for removal of directors and filling vacancies on the board. Shareholders should note that, absent the limitation on the removal of directors contained in the Proposed Amendments, they would have the right under applicable Colorado corporate law to remove directors, with or without cause, by a majority vote.

     Over the last several years, there has been a trend in the market toward the accumulation of substantial stock positions in public corporations by outside parties, either with a view toward utilizing a controlling block of stock to force a merger or consolidation or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on the corporation's board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     The Company believes that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders, because they may deprive management of the time and information necessary to evaluate the proposals and to determine what will be in the best interests of all shareholders, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, the Proposed Amendments are designed to protect against rapid shifts in control of the Board of Directors and assist in assuring continuity in the management, affairs and business strategies of the Company. The Company is not aware of any specific effort by a party to obtain control of the Company.

     The full text of the Proposed Amendments is set forth as Exhibit A to this Proxy Statement. The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to adopt the Proposed Amendments. The Board of Directors recommends a vote "FOR" approval of the Proposed Amendments and all proxies received will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.


                       PROPOSAL 2 - ELECTION OF DIRECTORS

Directors

     At the Annual Meeting, five directors, constituting the entire Board of Directors of the Company, are to be elected. If Proposal 1 is adopted, the five directors will be elected for the terms set forth below. If Proposal 1 is not adopted, the five directors will be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. In either case, directors will be elected by a plurality of the shares present and voting at the Annual Meeting. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected these nominees will serve but, if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

     The nominees, their ages, the years in which they began serving as directors, and positions are set forth below.


Nominee                      Age  Director Since  Position
-------                      ---  --------------  --------

Directors to be elected to serve until the 2000 Annual Meeting:

Jirka Rysavy                  43  1986            Chairman of the Board and
                                                  Chief Executive Officer


Janet A. Hickey               52  1991            Director

Directors to be elected to serve until the 1999 Annual Meeting:

Robert L. King                46  1993            President, Chief Operating
                                                  Officer and Director

Mo Siegel                     47  1996            Director

Director to be elected to serve until the 1998 Annual Meeting:

James P. Argyropoulos         53  1997            Director

     Mr. Rysavy has been Chairman of the Board and Chief Executive Officer since 1986. In addition to founding the Company's business in 1986, Mr. Rysavy has been responsible for the Company's strategic vision, planning and direction.

     Ms. Hickey has served as a director of the Company since December 1991. Ms. Hickey is a General Partner of the Sprout Group and a Senior Vice President of DLJ Capital Corporation. The Sprout Group is a division of DLJ Capital Corporation, which is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc. Prior to joining the Sprout Group in 1985, Ms. Hickey was with the General Electric Company for fifteen years in a variety of positions, most recently as Senior Vice President-Venture Investments of the General Electric Investment Corporation and as a Trustee of the General Electric Pension Trust. Ms. Hickey also serves as a director of Loehmann's Holdings, Inc., as well as several private companies, and is a Trustee of Mt. Holyoke College.

     Mr. King joined the Company in August 1993 as President, Chief Operating Officer and a director. During the previous ten years, Mr. King held various executive positions with Foxmeyer Corporation, a distributor of pharmaceuticals and healthcare products, serving as its President and Chief Executive Officer from 1989 to 1993. Prior to 1983, Mr. King served as Executive Vice President of Narco Drug Co. and Vice President of computer services for Fox-Vliet Drug Co. Mr. King serves as a director of Investment Technology Group, Inc.

     Mr. Siegel has been a director of the Company since June 1996. Mr. Siegel has served as Chairman and Chief Executive Officer of Celestial Seasonings, Inc. ("Celestial") since 1991 and as a director of Celestial since 1988. Mr. Siegel founded Celestial, the largest manufacturer and marketer of herb teas in the United States, in 1970, and was President and Chairman of the Board until 1986.

     Mr. Argyropoulos has been a director of the Company since June 1997 when he filled the vacancy created by Clayton Trier's resignation. Mr. Argyropoulos was previously a director of the Company until October 1993. A private investor, Mr. Argyropoulos is the founder, Chairman and CEO of The Walking Company, a lifestyle specialty retailer, and serves on the Board of Earthshell, a concrete technology business specializing in fast food packaging. Mr. Argyropoulos previously served as Chairman of the Board and Chief Executive Officer of The Cherokee Group Inc. between 1972 and 1989, a shoe manufacturing and apparel business he founded in 1972.

Committees and Meetings of the Board of Directors

     During fiscal 1996, the Board held thirteen meetings and acted by consent one time. Each director attended over 75% of the aggregate number of meetings of the Board and of the committees of the Board on which the directors served during fiscal 1996.

     The Board has three standing committees which have responsibility for particular corporate matters. The Board does not have a nominating committee.

     Audit Committee. The Audit Committee consisted of Ms. Hickey and Mr. Siegel during fiscal 1996. Ms. Hickey serves as chairperson of the Audit Committee. The Audit Committee has the authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls, tax and other accounting-related matters. The Audit Committee held three meetings during fiscal 1996.

     Compensation Committee. The Compensation Committee consisted of Ms. Hickey and Mr. Siegel during fiscal 1996. Ms. Hickey serves as chairperson of the Compensation Committee. The Compensation Committee sets compensation policies applicable to executive officers and approves salaries, bonuses and other compensation matters for executive officers of the Company and administers the Company's stock option plans and employee stock purchase plan. The Compensation Committee held six meetings during fiscal 1996 and acted by consent one time.

     Administrative Committee. The Administrative Committee consisted of Messrs. Rysavy and King during fiscal 1996. The Administrative Committee administers the Company's employee benefit plans (exclusive of the stock option plans and the stock purchase plan), reviews and approves certain acquisitions and performs other administrative functions as requested by the Board. The Administrative Committee held four formal meetings and acted by consent a number of times during fiscal 1996.

Director Compensation

     Directors did not receive any fees for serving on the Board or any committee of the Board during fiscal 1996, but were reimbursed for their reasonable expenses related to attending meetings. Pursuant to the Company's 1996 Stock Option Plan for Outside Directors, each director who is not an employee of the Company or any of its subsidiaries receives an initial grant of options to purchase 25,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of becoming a director. Each outside director shall also automatically be granted stock options to purchase 10,000 shares of Common Stock on each anniversary of the date of such initial grant (beginning on the second such anniversary). The directors may from time to time receive other non-qualified stock options. The Board recently approved annual fees and attendance fees for non-employee directors starting in the 1997 fiscal year. Beginning in April 1997, directors who are not employees of the Company or its affiliates will be paid an annual fee, paid quarterly, of $15,000, a fee of $4,000 for each meeting of the Board of Directors that they attend and a fee of $1,000 for each telephone meeting. In addition, non-employee directors will receive a fee of $500 for attendance at each committee meeting and non-employee chairpersons of each standing committee will receive an annual fee of $1,000.



         PROPOSAL 3 - AMENDMENT TO 1994 STOCK OPTION AND INCENTIVE PLAN

     The Corporate Express, Inc. 1994 Stock Option and Incentive Plan (the "1994 Plan") was adopted by the Company's Board of Directors and approved by the shareholders in August 1994. The 1994 Plan provides for the grant of incentive stock options and nonqualified stock options to purchase shares of Common Stock to officers, key employees, directors and consultants of the Company and its subsidiaries. All employees of the Company (approximately 27,000 individuals as of the Record Date) are eligible for grants of stock options under the 1994 Plan. The maximum aggregate number of shares of Common Stock which may be issued under the 1994 Plan is 9,562,500 (of which, as of March 1,

1997, 7,423,127 have been granted, net of forfeitures), plus an additional number of shares equal to the number of options granted under the 1992 Stock Option Plan that are terminated or forfeited. Employees may also receive stock options under various other stock option plans administered by the Compensation Committee.

     The purpose of the 1994 Plan is to direct the attention and efforts of participating employees to the long-term performance of the Company and its subsidiaries, by relating incentive compensation to the achievement of long-term corporate economic objectives. The 1994 Plan is also designed to retain, reward and motivate participating employees by providing an opportunity for investment in the Company and the advantages inherent in stock ownership in the Company.

     The proposed amendment seeks to allocate an additional 4,000,000 shares for issuance under the 1994 Plan, bringing the total number of shares authorized for issuance thereunder to 13,562,500 shares. The remaining provisions will continue as stated in the 1994 Plan.

     The term of options granted under the 1994 Plan may not exceed ten years from the date of grant. The per share option price for incentive stock options and nonqualified stock options granted under the 1994 Plan may not be less than 100% and 85%, respectively, of the fair market value of a share of Common Stock on the date of grant and is payable to the Company in full upon exercise. Payment may be made in cash or, unless otherwise determined by the Compensation Committee at the time of grant, in shares of Common Stock or by reduction in the number of shares issuable upon such exercise.

     Options granted under the 1994 Plan typically vest in equal monthly installments over a period of five years, beginning on the month after the first anniversary of the grant date. The options generally expire on the earliest to occur of (a) the seventh anniversary of the grant date or (b) a breach by the optionee of the confidentiality and noncompete agreement with the Company. Options and awards that expire, terminate or are cancelled or forfeited will again be available for grant or award under the 1994 Plan.

     Pursuant to the 1994 Plan, the Company may also make awards of restricted stock, performance shares and performance units to officers, employees, directors and consultants of the Company and its subsidiaries. No awards of restricted stock, performance units or performance shares have been made under the 1994 Plan. A restricted stock award is an award pursuant to which a given number of shares of Common Stock will be issued if the grantee continues to be an employee of the Company or any of its subsidiaries during a period set by the Compensation Committee. A performance unit is an award of a fixed dollar amount, payable in cash, Common Stock or a combination of both. The value of a performance unit may be paid to the recipient after the expiration of a specified period of time, subject to the satisfaction of vesting requirements and the attainment of specified performance goals as may be determined by the Compensation Committee. A performance share is an award of the right to receive Common Stock, payable in Common Stock or cash of an equivalent value (or a combination of both), after the expiration of a specified period. The value of a performance share may be paid to the recipient after the expiration of a specified period of time, subject to the satisfaction of vesting requirements and the attainment of specified performance goals as may be determined by the Compensation Committee.

     Options and awards generally are not transferable and terminate upon the termination of employment or within 30 days after an involuntary termination without cause or one year after death, disability or retirement in the case of options. In addition, the 1994 Plan provides that, in the event of death, disability or retirement of a participant, one-half of the participant's unvested options will become exercisable, one-half of the restricted stock awards will cease to be subject to forfeiture and one-half of the performance shares and performance units will be paid out if the Compensation Committee determines that the applicable performance goals were satisfied. The particular terms and conditions of each option and award will be set forth in a separate agreement which may include confidentiality and noncompetition provisions.

     Recipients of awards made under the 1994 Plan are subject to the following federal income tax consequences under current law. The federal income tax consequences depend on whether the options are incentive stock options or non-qualified stock options.

     For incentive stock options, no tax is due until the sale of the option shares. If the shares of Common Stock acquired upon exercise of an incentive stock option are not sold until two years after the grant date and one year after the exercise date, any gain (the excess of the sale price over the exercise price) or loss (the excess of the exercise price over the sale price) will be a long-term capital gain or loss.

     If the option shares are sold within two years after the grant date or within one year after the exercise date, the sale is a "disqualifying disposition." The optionee will generally recognize income in the year of the "disqualifying disposition" equal to the gain (excess of the sale price over the exercise price). The portion of the gain equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be compensation taxable as ordinary income, and any remaining gain will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the option was exercised. If the "disqualifying disposition" is a sale or exchange (other than a sale or exchange with certain persons related to the optionee), the amount of compensation taxable as ordinary income cannot exceed the excess of the sale price over the exercise price, even if the sale price is less than the fair market value of the Common Stock on the exercise date. If any of the exercise price is paid by surrendering shares of Common Stock within two years after the grant date, proposed Internal Revenue Service regulations may require the optionee to recognize compensation taxable as ordinary income in the amount equal to the excess of the sale price over the exercise price.

     No tax is due at the time an incentive stock option is granted or exercised. Special rules apply to optionees who are subject to the alternative minimum tax. The Company may be entitled to a tax deduction in the year of the "disqualifying disposition."

     For non-qualified stock options, tax is due upon exercise of the option, even if the option shares are not sold when the option is exercised. The optionee will be taxed upon exercise for ordinary income in an amount per share equal to the difference between the exercise price of the non-qualified stock option and the fair market value of the Common Stock on the exercise date. The amount of such ordinary income will be determined based upon the fair market value of the Common Stock on the date of recognition. The Company will (subject to any applicable limitation contained in the Internal Revenue Code of 1986, as amended (the "Code")) be entitled to a tax deduction for the compensation taxable as ordinary income when a non-qualified stock option is exercised. An optionee will not be deemed to receive any taxable income at the time a non-qualified stock option is granted, nor will the Company be entitled to a deduction at that time.

     Upon a sale of the option shares, any gain (the excess of the sale price over the fair market value of the Common Stock on the exercise date) or loss (the excess of the fair market value of the Common Stock on the exercise date over the sale price) will be a long-term capital gain or loss if the sale occurs more than one year after the date of exercise (or, if later, the date when income was recognized by the optionee). Otherwise, if the option shares are sold less than a year after exercise, there will be a short-term capital gain or loss.

     If any of the exercise price of a non-qualified stock option is paid by surrendering shares of Common Stock (including, based upon proposed regulations under the Code, shares previously acquired upon exercise of an incentive stock option), no gain or loss will be recognized on the shares surrendered. Option shares equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the shares surrendered. The balance of the option shares will be treated for federal income tax purposes as though issued for an exercise price equal to the consideration, if any, paid by the optionee in cash. The optionee's compensation, taxable as ordinary income upon exercise, and the Company's deduction, is the same whether the exercise price is paid in cash or in shares of Common Stock.

     If a non-qualified stock option is exercised by a controlling person under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") within six months of the grant date, the recognition of income may be delayed until such shares may be resold without incurring liability under
Section 16(b) of the Exchange Act (generally six months after the grant date).

     The 1994 Plan is administered by the Compensation Committee, which has the authority to determine the plan's participants and the terms and conditions of the options and awards granted under the 1994 Plan, including the number of shares or the amount of other awards, the price or performance goals and vesting and termination provisions. The Compensation Committee, at its discretion, may at any time amend, discontinue or terminate the 1994 Plan, provided that the rights of a participant with respect to any outstanding grant or award under the 1994 Plan may not be diminished or impaired without the participant's consent.

     Under the 1994 Plan, the Compensation Committee, as of March 1, 1997, had granted options to purchase 7,423,127 shares, net of forfeitures. Of those grants, 337,500 were granted to Sam Leno and 285,000 were granted to Clayton Trier, as of March 1, 1997. As a group, all current executive officers, including the named executive officers, have received 645,000 option grants under the 1994 Plan. All other employees as a group have received options to purchase 6,778,127 shares under the 1994 Plan.

     The Board of Directors believes that the 1994 Plan is important in order to recruit and retain a pool of skilled and experienced employees. The addition of 4,000,000 authorized shares under the 1994 Plan will allow the Board of Directors to provide incentives to new employees and existing employees.

     Approval of the amendment of the 1994 Plan requires that the votes in favor of the proposal exceed the votes against the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1994 PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES TO BE ISSUED UNDER THE 1994 PLAN TO 13,562,500 SHARES.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of Common Stock, for (i) each person (or group of affiliated persons) who, insofar as the Company has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and named executive officer, and
(iii) all current directors and executive officers as a group. The Company has relied on information received from each of the shareholders as to beneficial ownership, including information contained on Schedule 13G and Forms 3, 4 and 5.


Name and Address of Holder/(1)/                             Number/(2)/  Percent
-------------------------------                             -----------  -------

Putnam Investments
One Post Office Square
Boston, MA 02109..........................................   14,329,939     11.3

FMR Corp./(3)/
82 Devonshire Street
Boston, MA 02109..........................................   13,713,350     10.8

T. Rowe Price Associates, Inc./(4)/
100 E. Pratt Street
Baltimore, MD 21202.......................................    7,900,547      6.2

DLJ Affiliates/(5)/
277 Park Avenue, 21st Floor
New York, NY 10172........................................    1,411,615      1.1

Jirka Rysavy/(6)/.........................................    3,886,764      3.0
Robert L. King/(7)/.......................................    1,476,199      1.1
Gary M. Jacobs/(8)/.......................................    1,067,251        *
Sam Leno/(9)/.............................................      237,567        *
Janet A. Hickey/(10)/.....................................    1,442,649      1.1
Mo Siegel.................................................          -0-       --
James Argyropoulos/(11)/..................................      956,017        *

All directors and executive officers as a group (8
 persons).................................................    9,173,920      7.0
----------------------

*      Less than 1.0%.

/(1)/ Except as otherwise noted, the address of the holder is in care of the Company.

/(2)/ A person is deemed to be the beneficial owner of securities that can be acquired within 60 days upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by that person (but not those held by any other person) that are exercisable within 60 days of the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

/(3)/ Includes 255,000 shares of Common Stock issuable upon conversion of the Company's 4 1/2% Convertible Subordinated Debentures due July 2000.

/(4)/ These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

/(5)/ Includes: (a) 720,393 shares of Common Stock owned by Sprout Capital VI, L.P.; (b) 375,927 shares of Common Stock owned by Sprout Growth II, L.P.;
       (c) 75,578 shares of Common Stock owned by DLJ Capital Corporation; (d) 23,229 shares of Common Stock owned by DLJ Venture Capital Fund II, L.P. (collectively, the "Sprout Entities"); (e) 22,727 shares of Common Stock held by DLJ First ESC L.L.C., an employee securities corporation of which DLJ LBO Plans Management Corporation, an affiliate of DLJ Securities Corporation, is the manager and has voting and dispositive power; (f) 180,755 shares of Common Stock owned by ML Venture Partners II, L.P.; (g) 11,500 shares of Common Stock owned by Donaldson, Lufkin & Jenrette, Inc.; and (h) 1,506 shares of Common Stock owned by DLJ Capital Associates VI, Inc. Does not include shares of Common Stock held by employees of DLJ Securities Corporation and its affiliates. DLJ Securities Corporation and its affiliates disclaim beneficial ownership of all shares held directly or indirectly by its employees.

/(6)/ Includes: (a) 898,014 shares of Common Stock owned by Synergom, Inc., a Colorado corporation, of which Mr. Rysavy is the sole shareholder; (b) 525,000 shares of Common Stock owned by Transecon, Inc., a Colorado corporation, of which Mr. Rysavy is the majority shareholder; (c) 112,500 shares of Common Stock owned by Polly Source, Inc., a Colorado corporation of which Mr. Rysavy is the sole shareholder; (d) warrants to purchase 562,500 shares of Common Stock for $4.89 per share which expire on January 31, 1999; (e) options to purchase 1,125,000 shares of Common Stock for $5.33 per share which expire on June 13, 2006, and options to purchase 393,750 shares of Common Stock for $13.33 per share which expire on June 30, 2007.

/(7)/ Includes options to purchase 378,750 shares of Common Stock for $3.55 per share which expire on September 1, 2000, options to purchase 787,500 shares of Common Stock for $5.33 per share which expire June 13, 2006 and options to purchase 281,250 shares of Common Stock for $13.33 per share which expire on August 29, 2007.

/(8)/ Includes: (a) warrants to purchase 112,500 shares of Common Stock for $1.78 per share which expire on February 28, 1998; and (b) options to purchase 9,375 shares of Common Stock for $0.45 per share which expire on November 16, 1999, options to purchase 50,976 shares of Common Stock for $4.89 per share which expire on February 1, 2001, options to purchase

       450,000 shares of Common Stock for $5.33 per share which expire on June 13, 2006 and options to purchase 168,750 shares of Common Stock for $13.33 per share which expire on August 29, 2007.

/(9)/ Includes options to purchase 67,875 shares of Common Stock for $13.33 per share which expire on August 29, 2002 and options to purchase 168,750 shares of Common Stock for $13.33 per share which expire on August 29, 2007.

/(10)/ Includes 26,315 shares of Common Stock owned by Ms. Hickey and 4,719 shares of Common Stock owned by JHT 1994 Limited Partnership which are deposited in a voting trust. Ms. Hickey is a General Partner of the JHT 1994 Limited Partnership. Also includes shares of Common Stock owned by the Sprout Entities (see note 5). Ms. Hickey is a director of the Company and a general partner of several limited partnerships comprising, in part, The Sprout Group. Ms. Hickey shares voting and investment power with respect to the shares owned by The Sprout Group and may be deemed to be the beneficial owner of such shares. Ms. Hickey disclaims beneficial ownership as to the shares owned by the Sprout Entities. Does not include shares of Common Stock held by employees of DLJ Securities Corporation and its affiliates. DLJ Securities Corporation and its affiliates disclaim beneficial ownership of all shares held directly or indirectly by its employees.

/(11)/ Includes (a) 848,817 shares of Common Stock owned by the James P.
       Argyropoulos Trust dated August 8, 1991; (b) 60,000 shares of Common Stock owned by The James P. Argyropoulos IRA Account; (c) 20,200 shares of Common Stock owned by Argyropoulos Investors, G.P.; (d) 9,000 shares of Common Stock each owned by The Peter J. Argyropoulos Trust, The Nicholas J. Argyropoulos Trust and The Alexander J. Argyropoulos Trust.

                              EXECUTIVE OFFICERS


         The executive officers of the Company are:

         Name             Age                Position
         ----             ---                --------

Jirka Rysavy              43          Chief Executive Officer
Robert L. King            46          President and Chief Operating Officer
Gary M. Jacobs            50          Executive Vice President and Secretary
Sam R. Leno               51          Executive Vice President and Chief Financial Officer
Joanne C. Farver          42          Vice President - Controller
Mark Hoffman              44          President - North American Operations
Thomas E. Frank           58          President - International Operations

         The business backgrounds of Messrs. Rysavy and King are included under "Proposal 2 - Election of Directors."

         Mr. Jacobs joined the Company in November 1992 as Executive Vice President and Chief Financial Officer, and currently serves as Executive Vice President and Secretary of the Company. Mr. Jacobs previously served Corporate Express as a director from August 1988 through September 1990. From 1990 to 1992, Mr. Jacobs served as the Chief Executive Officer of Boulder Retail Finance Corporation, an investment firm controlled by Mr. Jacobs. From 1978 through mid-1990, he served as Executive Vice President of Capital Associates, Inc., a public equipment leasing company. Mr. Jacobs also served as a director of Capital Associates, Inc. from 1978 to 1991 and from 1994 to present. Prior to joining Capital Associates, Inc., Mr. Jacobs served as a director of finance for Storage Technology Corporation, a public company which manufactures computer peripheral devices.

         Mr. Leno joined the Company as Executive Vice President and Chief Financial Officer in July 1995. From July 1994 until July 1995, Mr. Leno was the Chief Financial Officer of Coram Healthcare. Prior thereto, for 23 years, Mr. Leno served in various management positions with Baxter International, a manufacturing and multinational distribution company, including Vice President of Finance and Information Technology.

         Ms. Farver joined the Company in August 1988 and has served as Vice President - Controller of the Company since November 1991. Ms. Farver also served as a director of the Company from July 1991 to February 1992 and as Secretary of the Company from June 1990 to November 1991. Ms. Farver joined Commercial Office Products as Controller in August 1985. From 1982 to 1985, Ms. Farver held various financial management positions with NBI, Inc., a computer company and the parent company of Commercial Office Products. Prior to 1982, Ms. Farver spent three years as a Certified Public Accountant with Touche Ross & Company.

         Mr. Hoffman joined the Company as President, North American Office Product Operations during April 1997. Mr. Hoffman previously served as President, Chief Executive Officer and a director of APS Holdings, Inc. from August 1992 to March 1997. Mr. Hoffman was Vice President, Planning and Development at W. W. Grainger, Inc., from April 1991 to July 1992. From 1987 to April 1991, he was with TRW, Inc., a manufacturer of automotive parts and other products and a provider of information system services, in various executive capacities, including Vice President and General Manager of TRW, Inc.'s Asia Pacific's steering and suspension operations and Managing Director, TRW Products, Ltd.

         Mr. Frank joined the Company as President - International Operations during May 1997. Mr. Frank previously served as President and Chief Executive Officer of Hickory Farms Incorporated from 1988 to 1996. From 1972 to 1986, he served in various management positions with Kentucky Fried Chicken, including Senior Vice President and Managing Director of KFC International leading the operations in Great Britain, Continental Europe, South Africa and Middle East. From 1996 to 1997, Mr. Frank was a marketing professor at the University of Michigan Graduate School of Business.



                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         Summary Compensation Table. The following table sets forth individual compensation (cash and non-cash, plan and non-plan) paid to the Chief Executive Officer and to certain other executive officers (other than the Chief Executive Officer) of the Company (the "named executive officers") for all services rendered in all capacities to the Company and its subsidiaries for fiscal 1994, fiscal 1995 and fiscal 1996:

                                                Annual                         Long-Term
                                          Compensation/(1)/                    Compensation
                                          -----------------                    ------------
Name and                                                                       Number of      All Other
Principal Position             Year          Salary          Bonus($)/(2)/      Options      Compensation/(3)/
------------------             ----          ------          -----              -------      ------------

Jirka Rysavy                   1996        $275,000             -0-               -0-               -0-
Chairman of the Board and      1995         256,732          $137,500           787,500             -0-
Chief Executive Officer        1994         212,630          $141,900         1,125,000            12,813

Robert L. King                 1996        $250,000             -0-               -0-               -0-
President and Chief            1995         235,775          $125,000           562,500            37,448
Operating Officer              1994         194,498           132,000           787,500             -0-

Gary M. Jacobs                 1996        $225,000             -0-               -0-               -0-
Executive Vice President       1995         217,452          $112,500           337,500             -0-
and Secretary                  1994         177,776            92,500           450,000             -0-

Sam Leno                       1996        $225,000             -0-               -0-               -0-
Executive Vice President       1995         129,807/(4)/     $112,500           675,000             -0-
and Chief Financial Officer

Clayton Trier                  1996        $225,000             -0-               -0-               7,800
Chief Executive                1995        $151,769/(5)/        -0-             285,000             -0-
Officer, U.S. Delivery

-----------
(1) With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported.

(2) Bonuses for fiscal 1996 have not yet been determined but it is expected that any bonus to the named executive officers with respect to fiscal 1996 will be substantially less than the bonus amount paid in the prior fiscal year.

(3) All other compensation includes taxable relocation, temporary housing and other executive benefits.

(4) This amount represents Mr. Leno's salary from July 1995, when he joined the Company through the end of fiscal 1995.

(5) This amount represents Mr. Trier's salary paid by U.S. Delivery Systems, Inc. ("U.S. Delivery") during fiscal 1995. Mr. Trier joined the Company following the merger with U.S. Delivery on March 1, 1996.

     Option Exercises and Option Values. The following table sets forth information concerning stock options exercised by the Chief Executive Officer and each of the named executive officers during fiscal 1996 and the number of unexercised options and warrants at the end of fiscal 1996 and the value of these options:


                                                                                          Value of Unexercised
                                                         Number of Unexercised            "In-the-Money" Options
                                                         Options and Warrants             and Warrants At
                       Number of                         at Fiscal Year End               Fiscal Year End(2)
                       Shares Acquired   Value           ---------------------------------------------------
Name                   on Exercise(#)    Realized($)     (l)Exercisable   Unexercisable   Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------

Jirka Rysavy......        -0-                 -0-           1,687,500        787,500      $23,948,437      $4,760,438
Robert L. King....      127,500          $2,776,950         1,166,250        562,500      $17,054,156      $3,400,313
Gary M. Jacobs....       20,625            $402,133           497,695        394,805       $9,007,201      $2,945,178
Sam Leno..........       16,500            $198,000            67,875        590,625         $410,304      $3,570,328
Clayton Trier.....       41,475            $871,929           253,953          -0-         $3,591,442           -0-

----------
(1) The value realized represents the difference between the fair market value on the date of exercise and the exercise price, multiplied by the applicable number of options.

(2) Options or warrants are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option or warrant. The amounts set forth represent the difference between $19.375 per share, the fair market value of the Company's Common Stock issuable upon exercise of options or warrants at March 1, 1997, and the exercise price of the option or warrant, multiplied by the applicable number of options or warrants.


         Summary of Option Grants. The following information summarizes the aggregate number of options granted by the Company or assumed by the Company in connection with acquisitions during fiscal 1996, net of forfeitures. Each option is exercisable for one share of the Company's Common Stock, which stock had a market value of $19.375 per share as of March 1, 1997. During fiscal 1996, no stock options were granted to the named executive officers.


1996 Outside Directors Plan:            75,000
1994 Plan:                              1,659,511; none of which were granted
                                        to the named executive officers
1994 Executive Plan:                    None
United TransNet Assumed Plans:          276,111; none of which were granted to
                                        the named executive officers
1996 Supplemental Plan:                 1,368,000; none of which were granted
                                        to the named executive officers

Employment Contracts

         Mr. King has an employment agreement with the Company pursuant to which he serves as President and Chief Operating Officer, which agreement expires on August 31, 1997 and is expected to be renewed. In addition to his base salary, Mr. King is entitled to participate in all benefit and incentive plans available to executive officers and to receive a bonus of up to 100% of his base salary if the Company achieves certain financial performance targets. Mr. King was also granted options to purchase 675,000 shares of Common Stock at an exercise price of $3.55 per share, which options vest in four equal annual installments beginning on September 1, 1994. If the employment agreement is terminated other than for cause by the Company, upon the death or disability of Mr. King or voluntarily by Mr. King following a breach of the agreement by the Company, Mr. King will be entitled to receive salary, bonus and benefits for twelve months following termination and one-third of any unvested stock options granted to Mr. King will become exercisable.

         Mr. Leno has an employment agreement with the Company, pursuant to which he serves as Executive Vice President and Chief Financial Officer, which expires on July 31, 1999. In addition to his base salary, Mr. Leno is entitled to participate in all benefit and incentive plans available to executive officers and to receive a bonus of up to 100% of his base salary if the Company achieves certain financial performance targets. Mr. Leno also received options to purchase 337,500 shares of Common Stock at an exercise price of $13.33 per share, which options vest in four equal annual installments beginning on August 1, 1996. Mr. Leno was granted options to purchase an additional 337,500 shares of Common Stock under the Executive Stock Option Plan on the same terms as are granted to other executive officers. If the employment agreement is terminated other than for cause by the Company, upon the death or disability of Mr. Leno or voluntarily by Mr. Leno following a breach of the agreement by the Company, Mr. Leno will be entitled to receive salary, bonus and benefits for twelve months following termination.

         Mr. Jacobs has an employment agreement with the Company pursuant to which he serves as Executive Vice President and Secretary. The employment agreement automatically renews for successive 180 day periods, unless either party provides notice to the other prior to the end of the then current term. The current term of the employment agreement expires on November 16, 1997. In addition to his base salary, Mr. Jacobs is entitled to participate in all benefit and incentive plans available to executive officers and to receive a bonus of up to 100% of his base salary if the Company achieves certain financial performance targets. If the agreement is terminated by the Company other than for cause or upon the death or disability of Mr. Jacobs or voluntarily by Mr. Jacobs, Mr. Jacobs is entitled to receive salary and benefits for six months following termination.

         Clayton Trier resigned from the Company's Board of Directors in January 1997. Mr. Trier terminated his employment with the Company on April 23, 1997 and in connection with such termination the Company paid Mr. Trier a lump sum payment of $225,000 and will pay $112,500 per annum in bi-weekly payments through April 23, 1999.

Compensation Committee Interlocks and Insider Participation

         The Board established a Compensation Committee on August 24, 1993. During fiscal 1996, the Compensation Committee was comprised of Ms. Hickey and Mr. Siegel. None of the executive officers of the Company currently serves on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions. Members of the Compensation Committee, or their affiliates, have entered into the following transactions with the Company.

         In connection with the several rounds of private equity financing of the Company, certain entities comprising the Sprout Group purchased an aggregate of 5,697,197 shares of Common Stock (some of which were originally issued as preferred stock) for an aggregate purchase price of $16,397,293. Some of these shares have subsequently been transferred to other entities within the Sprout Group or sold. Ms. Hickey is a general partner of several limited partnerships comprising, in part, The Sprout Group, and is a divisional Senior Vice President of DLJ Capital Corporation. The Sprout Group is a division of DLJ Capital Corporation. DLJ Capital Corporation and DLJ Securities Corporation are each wholly-owned subsidiaries of Donaldson, Lufkin & Jenrette, Inc. DLJ Securities Corporation was one of the Underwriters for the Company's initial public offering. Sprout VI, Sprout Growth and DLJ Venture Capital Fund II, L.P. are each limited partnerships associated with The Sprout Group and DLJ Capital Management, a wholly-owned subsidiary of DLJ Capital Corporation, submanages ML Venture's and Merrill Lynch Venture Capital Inc.'s investments in the Company (collectively with DLJ Capital Corporation and DLJ Securities Corporation, the "DLJ Affiliates"). As of the date hereof, the DLJ Affiliates collectively owned approximately 1.1% of the issued and outstanding Common Stock of the Company. DLJ Securities Corporation performed investment banking and financial advisory services on behalf of the Company in connection with the offering of the

Company's 9 1/8% Senior Subordinated Notes due 2004, the private equity financing in January 1994, the Hanson Acquisition, the Company's initial public offering, and the Company's subsequent public offerings of debt and equity securities for which it received customary fees. In fiscal 1996, DLJ received fees in the amount of $1,099,370 for services performed in connection with the U.S. Delivery and United TransNet, Inc. acquisitions, and customary fees in connection with the Company's 4 1/2% Convertible Subordinated Debenture Offering.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") consisted of Ms. Hickey and Mr. Siegel during fiscal 1996, each of whom is a disinterested person under Rule 16b-3 under the Exchange Act. The Committee sets compensation policies applicable to executive officers, has the authority to approve salaries and bonuses and other compensation matters for these executive officers and administers the Company's various stock option and stock purchase plans.

Executive Compensation Philosophy

         The Company's executive compensation policy is designed with the goals of ensuring that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining highly qualified executive officers, and providing total compensation that is competitive with companies in comparable industries or other companies of comparable growth and performance. The Company's policies emphasize compensation through long-term equity participation.

Executive Compensation Components

         The key components of the Company's compensation program are base salary, annual incentive bonus awards and equity participation in the form of stock options and warrants. Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical, dental and life insurance and 401(k) and employee stock purchase plans.

         Annual Cash Compensation. The named executive officers received salary increases for fiscal 1995 which were approved in July and August of 1995. The Compensation Committee did not review or modify the annual cash compensation for the named executive officers during the 1996 fiscal year.

         Stock Options. The Company did not review stock option grants for the named executive officers during fiscal 1996 and no options were granted.


Chief Executive Officer Compensation

         Mr. Rysavy received a base salary of $275,000 in fiscal 1996, which salary was approved in August 1995. Mr. Rysavy's salary was not reviewed by the Compensation Committee during fiscal 1996, but shall be reviewed during the 1997 fiscal year.

Future Executive Officer Compensation

         During fiscal 1994, William M. Mercer, Incorporated, a national compensation consulting firm, prepared an analysis of the cash compensation practices of a group of comparative companies extracted from compensation data banks, surveys and recent proxy statements. The companies surveyed included companies from the office products industry (Office Depot, Staples and OfficeMax) and other selected high-growth or acquisition-oriented retailers and health care companies, general industry fast-growth companies and companies with market capitalization or sales comparable to the Company. After examination of the survey data, the Committee determined that the cash compensation portion of the Company's executive compensation program is generally somewhat less than the amounts paid by comparable companies, but that the Company's total compensation arrangements are generally satisfactory. The Committee intends to continue to emphasize stock options and other forms of long-term compensation, and to periodically review all forms of executive compensation to ensure that the Company can attract and retain key executives. Management has advised the Committee of its desire to continue to have a substantial portion of executive compensation directly tied to corporate performance.

         The Company has adopted an incentive plan for its executive officers and other management employees. The incentive plan provides for annual cash bonuses based upon the performance by the Company of specified financial objectives. Financial objectives and target awards for the Chief Executive Officer and the other Named Executive Officers are determined by the Committee. For the Company's Chief Executive Officer, Chief Operating Officer and Executive Vice Presidents, the objectives for fiscal 1997 are based on the Company's earnings per share and individual performance. Target awards for these executives are not yet firmly established for fiscal 1997, but are expected to be 50% of base salary if financial objectives are met and not less than 100% of base salary if financial objectives are exceeded by specified percentages and the individual objectives are met.

         In addition, the Company anticipates that it will continue to hire, appoint or otherwise change senior managers and other key executives as it continues to grow. Executive compensation and compensation policies may change as the Company continues to grow and as management changes are implemented.

Tax Considerations

         Amendments to the Code enacted in 1993 generally limit the tax deductibility of compensation paid by a public company to its chief executive officer and four other most highly compensated executive officers to $1 million unless the executive compensation is awarded under a performance-based plan approved by the shareholders of the company. Although the Committee believes that tax deductibility is of value to the Company, it has decided not to submit its incentive plan for shareholder approval at this time because annual cash incentive compensation for any executive officer is unlikely to exceed $1 million in the near future. The Committee may decide to submit the incentive plan for shareholder approval if cash incentive compensation is likely to exceed $1 million. The Executive Stock Option Plan was submitted to and approved by the shareholders in August 1994, and complies with the performance-based requirements of the new tax laws.

                                              Compensation Committee

                                              Janet A. Hickey
                                              Mo Siegel

         This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed to be soliciting material.

                            STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in cumulative total shareholder return on the Common Stock since September 23, 1994, the date the Company's shares began trading on the Nasdaq National Market, with the cumulative total return on the S&P 500 Index and the S & P Retail Stores Common Stock Composite Index over the same period. The comparison assumes $100 was invested on September 23, 1994 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, since that date. The Company has not paid cash dividends on the Common Stock. Historic stock price is not indicative of future stock price performance.


                                 TO BE INSERTED





                                               CUMULATIVE TOTAL RETURN
                                               -----------------------
                                     9/23/94      2/24/95      3/2/96      3/1/97
                                     -------      -------      ------      ------

Corporate Express Inc.               $100         $156         $296        $264
S & P 500                            $100         $104         $140        $177
S & P Retail Stores Common Stock     $100         $ 95         $104        $129
 Composite Index

-----------

(1) Assumes $100 investment on September 23, 1994.

         This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and are not to be deemed to be soliciting material.

                              CERTAIN TRANSACTIONS


     (Refer to "Compensation Committee Interlocks and Insider Participation")


                                    AUDITORS

         A representative of Coopers & Lybrand L.L.P., the Company's auditors for the 1996 fiscal year, is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 1996 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act.


                             SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders, they must be received by the Company not later than February 23, 1998. Such proposals should be addressed to the Company at One Environmental Way, Broomfield, Colorado 80021, Attention: General Counsel.

                                 OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Annual Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                            YOUR VOTE IS IMPORTANT

         YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT
YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                       EXHIBIT A


                     PROPOSED AMENDMENT OF ARTICLE V OF THE
                           ARTICLES OF INCORPORATION


RESOLVED, that the Articles of Amendment and Restatement of the Company, as amended, be further amended by the deletion of existing Article V and the substitution of the following text, so that Article V shall be and read in its entirety as follows:

                                   ARTICLE V

(a)  The number of directors shall be fixed from time to time in the bylaws.
The directors shall be elected at the annual shareholders' meeting, except as provided in subparagraph (b) of this Article V. The directors shall be divided into three (3) classes as nearly equal in number as is possible. At the 1997 annual shareholders meeting, one class of one director shall be elected for a one-year term, one class of two directors shall be elected for a two-year term, and one class of two directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 1998 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholder's meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class.

(b) A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duties to the Corporation in a matter of substantial importance to the Corporation, and the adjudication is no longer subject to appeal or (iii) any other situation exists which seventy-five percent (75%) of the other directors, in their sole discretion, agree constitutes cause for removal.

(c) If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor or, if such vacancy is a result of an increase in the number of directors, a majority of the directors in office may fill such newly-created directorship, and the new director so elected will serve for the same term as that of the other directors of the class of which he or she is elected to be a member.

                            CORPORATE EXPRESS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 17, 1997

  The undersigned shareholder(s) of Corporate Express, Inc., a Colorado corporation (the "Company"), revoking all previous proxies, hereby appoints Gary
M. Jacobs and Robert L. King, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of the Company which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Boulderado Hotel, 2115 13th Street, Boulder, Colorado, on Thursday, July 17, 1997 at 9:00 a.m. (local time), and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

                         (CONTINUED ON THE OTHER SIDE)

                                                                     Please mark
                                                               [X]    your votes
                                                                         as this

                                                 FOR      AGAINST    ABSTAIN

1. To approve amendments to the
   Company's Articles of Incorporation           [_]        [_]        [_]
   to provide for staggering of the terms
   of the directors of the Company; filling of vacant directorships; and the removal of directors only for cause.


2. ELECTION OF DIRECTORS:
   Jirka Rysavy
   Janet A. Hickey
   Robert L. King
   Mo Siegel
   James P. Argyroupolos


   Shareholders may withhold                  FOR all              WITHHOLD
   authority to vote for any                  nominees             AUTHORITY
   individual nominee by                   listed (except       to vote for all
   striking a line through                  as marked to        nominees listed
   the above nominee's name                 the contrary)

                                                 [_]                   [_]


                                                 FOR      AGAINST    ABSTAIN

3. To approve an amendment to the Corporate
   Express, Inc. 1994 Stock Option and           [_]        [_]        [_]
   Incentive Plan to increase the number of shares authorized for grant from
   9,562,500 to 13,562,500.


4. To transact such other business which may properly come before the 1997 Annual
   Meeting of Shareholders and any and all
   adjournments or postponements thereof.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND THE OTHER PROPOSALS SET FORTH ABOVE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE 1997 ANNUAL MEETING OF
++++  SHAREHOLDERS AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.
   +
   + THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT AND ANNUAL REPORT OF CORPORATE EXPRESS, INC.

Signature(s) ___________________________ Dated: ________________________ , 1997
NOTE: Please sign this Proxy exactly as the name(s) appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. When shares are owned in the name of two or more persons, all persons should sign.

      PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.